Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned, a Director of Kimberly-Clark Corporation, a Delaware corporation (the “Corporation”), does hereby constitute and appoint Andrew S. Drexler, Maria Henry and Alison M. Rhoten, and each of them, with full power to act alone, the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign and date on behalf of the undersigned the Corporation’s Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the registration under the Securities Act of securities of the Corporation, and to sign and date any and all amendments and supplements, including post-effective amendments, to such Registration Statement and any additional registration statement related thereto filed pursuant to Rule 462(b) promulgated under the Securities Act, and to file the same with all exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any one of them, or their or his or her substitute or substitutes, lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, I have hereunto set my hand this 10th day of February 2022.

/s/ John W. Culver	/s/ Christa S. Quarles
John W. Culver	Christa S. Quarles

/s/ Robert W. Decherd	/s/ Jaime A. Ramirez
Robert W. Decherd	Jaime A. Ramirez

/s/ Mae C. Jemison, M.D.	/s/ Dunia A. Shive
Mae C. Jemison, M.D.	Dunia A. Shive

/s/ S. Todd Maclin	/s/ Mark T. Smucker
S. Todd Maclin	Mark T. Smucker

/s/ Deirdre A. Mahlan	/s/ Michael D. White
Deirdre A. Mahlan	Michael D. White

/s/ Sherilyn S. McCoy
Sherilyn S. McCoy